UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 18, 2013

DARLING INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 18, 2013, Darling International Inc. (“Darling”) closed the sale of 46,000,000 shares of common stock, par value $0.01 (the “Shares”), pursuant to the previously announced underwriting agreement, dated December 12, 2013 (the “Underwriting Agreement”), between Darling and Goldman, Sachs & Co., as representative of the several underwriters named therein. The Shares were priced on December 12, 2013 at a public offering price of $19.00 per share.

On December 18, 2013, K&L Gates LLP, counsel to Darling, issued an opinion to Darling regarding the validity of the shares issued and sold as contemplated by the Underwriting Agreement. A copy of that opinion is filed as Exhibit 5.1 hereto.

The offer and sale of the Shares was conducted pursuant to Darling’s registration statement on Form S-3 (File No. 333-192004).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of K&L Gates LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: December 18, 2013	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of K&L Gates LLP.